Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Fourth Quarter 2011 Highlights

•                  Increased fourth quarter 2011 dividend to $0.135 per common share.

•                  AFFO per diluted share of $0.44.

•                  $145 million of unrestricted cash.

•                  Closed two separate $100 million credit facilities for loan originations and AAA CMBS acquisitions.

•                  Raised $65 million of capital for our sponsored non-listed CRE REIT in the quarter, and total capital raised to date of $194 million.

Full Year 2011 Highlights

•                  Full year 2011 common dividends of $0.46 per common share.

•                  Full year AFFO per diluted share of $1.60.

•                  Raised $232 million of corporate capital.

•                  Repurchased $301 million par amount of our CDO bonds at an average discount to par of 63%.

•                  Acquired a $240 million CRE CDO.

•                  Retired $73 million of exchangeable notes due in 2012 and 2013.

NEW YORK, NY, February 17, 2012 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter 2011 Results

NorthStar reported adjusted funds from operations (“AFFO”) for the fourth quarter 2011 of $0.44 per diluted share compared with $0.48 per diluted share for the fourth quarter 2010.

Net loss to common stockholders for the fourth quarter 2011 was $(82.7) million, or $(0.86) per diluted share, compared to net loss of $(258.4) million, or $(3.33) per diluted share for the fourth quarter 2010.  Fourth quarter 2011 net loss includes $(115.5) million of unrealized losses relating to non-cash fair value adjustments, compared to $(302.0) million of unrealized losses for the fourth quarter 2010.  These non-cash fair value gains and losses are excluded from AFFO.  Realized gains totaled $17.5 million for the fourth quarter 2011 compared with $36.0 million for the fourth quarter 2010.

Full Year 2011 Results

NorthStar reported AFFO for the full year 2011 of $1.60 per diluted share compared to $0.62 per diluted share for the full year 2010.

Net loss to common stockholders for the full year 2011 was $(263.0) million, or $(2.94) per diluted share, compared to net loss of $(395.5) million, or $(5.17) per diluted share for the full year 2010.  Full year 2011 net loss includes $(385.5) million of unrealized losses relating to non-cash fair value adjustments, compared to $(441.0) million of unrealized losses for the full year 2010.  These non-cash fair value gains and losses are excluded from AFFO.  Realized gains totaled $78.8 million for the full year 2011, compared with $145.7 million for the full year 2010.

At December 31, 2011, GAAP book value per share was $7.94.  For a reconciliation of net income (loss) to AFFO and GAAP book value per share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer, commented, “2011 was a break-out year for NorthStar. We transformed our balance sheet by raising $232 million of corporate capital for new investments and retiring near-term debt. We significantly increased cash flow to our common shareholders enabling us to comfortably increase our common dividend during the third and fourth quarters.  In addition, 2011 was a pivotal year for our asset management business and we expect our capital raising pace of $65 million in the fourth quarter to continue to build momentum and increase in 2012.”

Investments and Fee Income

During the fourth quarter 2011, we closed on two credit facilities with Wells Fargo Bank, N.A., a $100 million facility for AAA CMBS investments and a $100 million facility for new loan originations.

During the fourth quarter, we acquired $73 million principal amount of AAA CMBS utilizing unrestricted cash and financing available from the new credit facility. The securities have an expected yield-to-maturity in excess of 20%.

As of December 31, 2011, NorthStar owned a total of $555 million of its own CDO bonds, of which $376 million were repurchased at an average price of 31% of par and had a weighted average original credit rating of AA-/Aa3.  This discount to par of $258 million represents potential imbedded cash flows that we may realize in future periods.

NorthStar had approximately $7.0 billion of assets under management at December 31, 2011.

During the fourth quarter 2011, NorthStar earned management fees from its consolidated CDOs of $4.0 million and special servicing fees of $0.2 million.  These fees are eliminated on NorthStar’s consolidated statement of operations.  In addition, during the fourth quarter 2011, NorthStar received $0.5 million of advisor fees from our sponsored non-listed CRE REIT, NorthStar Real Estate Income Trust, Inc. (“NSREIT”).

During 2011, we returned to our core loan origination business, which resulted in the origination of over $300 million principal amount of new CRE loans for us and on behalf of NSREIT.

For additional details regarding our investments and fee income, please refer to the tables on the following pages.

Liquidity, Financing and Capital Markets

Total liquidity at December 31, 2011 included $145 million of unrestricted cash.  At December 31, 2011, NorthStar’s only unrestricted cash needs related to non-discretionary future funding obligations associated with existing loan commitments was $4 million.

NSREIT raised $65 million in the fourth quarter 2011, representing a 96% increase compared to the prior quarter.  NSREIT raised $126 million in 2011 and $156 million since inception through December 31, 2011. NorthStar Realty Securities, LLC, NorthStar’s wholly-owned broker-dealer, had total signed selling agreements with broker-dealers covering more than 45,000 registered representatives as of December 31, 2011.  NorthStar expects to earn recurring, net fees approximately equal to three percentage points based on total capital raised for our sponsored non-listed REITs.

Currently, NorthStar’s only near-term unsecured corporate debt obligations relate to its exchangeable senior notes, of which $20 million principal amount of 7.25% notes are payable in June 2012 at the holders’ option and $36 million of 11.5% notes are due in June 2013.

Risk Management

At December 31, 2011, NorthStar had four loans on non-performing status (“NPL”), representing $51 million in aggregate principal amount and a $2 million book value compared to three loans, representing $41 million in aggregate principal amount and a $2 million book value at September 30, 2011.  NorthStar categorizes a loan as non-performing if it is in maturity default and/or is past due 90 days on its contractual debt service payments.

During the fourth quarter 2011, NorthStar recorded $5 million of provision for loan losses relating to three loans, compared to $9 million of provision for loan losses related to three loans recorded during the third quarter 2011.  As of December 31, 2011, loan loss reserves totaled $188 million, or 8% of total loans, related to 18 loans with a carrying value of $257 million.

As of December 31, 2011, NorthStar’s core net lease portfolio was 94% leased with a 6.4 year weighted average remaining lease term. As of December 31, 2011, 100% of our net lease healthcare portfolio was leased to third-party operators with weighted average lease coverage of 1.4x and a 7.6 year weighted average remaining lease term.

Stockholders’ Equity

At December 31, 2011, NorthStar had 100,252,219 total common shares and operating partnership units outstanding and $30 million of non-controlling interests relating to its operating partnership.  GAAP book value per share was $7.94 at December 31, 2011.  Exclusive of all unrealized adjustments, loan loss reserves, and accumulated depreciation and amortization, adjusted book value at December 31, 2011 would be $7.14 per share.  The adjusted book value does not take into consideration any value related to the in-place and anticipated advisory fee income streams generated by our sponsored, non-listed REIT vehicles and our CDO management fees.  For a reconciliation of adjusted book value per share to GAAP book value per share, please refer to the tables on the following pages.

Common Dividend Announcement

On February 15, 2012, NorthStar announced that its Board of Directors declared a cash dividend of $0.135 per share of common stock, payable with respect to the quarter ended December 31, 2011.  The dividend is expected to be paid on March 2, 2012 to shareholders of record as of the close of business on February 27, 2012. The Company’s common shares will begin trading ex-dividend on February 23, 2012.

Earnings Conference Call

NorthStar will hold a conference call to discuss fourth quarter and full year 2011 financial results on February 17, 2012, at 10:00 a.m. Eastern time.  Hosting the call will be David Hamamoto, chairman and chief executive officer; Albert Tylis, co-president and chief operating officer; Daniel Gilbert, co-president and chief investment officer; and Debra Hess, chief financial officer.  The Company will post on its website, www.nrfc.com, a December 31, 2011 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 877-941-8631, or for international callers, by dialing 480-629-9867.

A replay of the call will be available one hour after the call through Friday, February 24, 2012 by dialing 800-406-7325 or, for international callers, 303-590-3030, using pass code 4510941.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance REIT that originates, acquires and manages portfolios of commercial real estate debt, commercial real estate securities and net lease properties.  In addition, NorthStar engages in asset management and other activities related to real estate and real estate finance.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

Consolidated Statements of Operations

($ in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010

Revenues
Interest income	$90,549	$111,705	$398,483	$318,792
Rental and escalation income	26,818	32,487	112,697	115,467
Commission income	6,249	243	12,024	2,476
Other revenue	1,303	2,217	4,602	7,221
Total revenues	124,919	146,652	527,806	443,956
Expenses
Interest expense	34,719	29,997	142,220	126,210
Real estate properties — operating expenses	3,994	12,904	22,531	37,565
Asset management expenses	1,030	254	5,538	4,505
Commission expense	4,901	190	9,239	1,867
Impairment on operating real estate	—	5,249	—	5,249
Provision for loan losses	4,940	32,312	52,980	168,446
Provision for loss on equity investment	—	—	4,482	—
General and administrative
Salaries and equity-based compensation (1)	23,677	14,120	67,708	54,828
Auditing and professional fees	2,928	4,347	9,437	10,503
Other general and administrative	3,844	6,791	18,238	19,543
Total general and administrative	30,449	25,258	95,383	84,874
Depreciation and amortization	11,888	7,973	44,258	31,466
Total expenses	91,921	114,137	376,631	460,182
Income (loss) from operations	32,998	32,515	151,175	(16,226)
Equity in earnings (losses) of unconsolidated ventures	1,649	(3,605)	(2,738)	2,550
Other income (loss)	5,850	—	4,162	—
Unrealized gain (loss) on investments and other	(138,633)	(332,164)	(489,904)	(538,572)
Realized gain (loss) on investments and other	17,497	35,956	78,782	145,722
Gain from acquisitions	8	—	89	15,363
Income (loss) from continuing operations	(80,631)	(267,298)	(258,434)	(391,163)
Income (loss) from discontinued operations	(261)	117	(1,290)	(925)
Gain (loss) on sale from discontinued operations	(782)	—	17,198	2,528
Net income (loss)	(81,674)	(267,181)	(242,526)	(389,560)
Less: net (income) loss allocated to non-controlling interests	4,222	14,001	5,615	15,019
Preferred stock dividends	(5,231)	(5,231)	(20,925)	(20,925)
Contingently redeemable non-controlling interest accretion	—	—	(5,178)	—
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(82,683)	$(258,411)	$(263,014)	$(395,466)

Net income (loss) per share from continuing operations (basic/diluted)	$(0.85)	$(3.33)	$(3.12)	$(5.19)
Income (loss) per share from discontinued operations (basic/diluted)	—	—	(0.01)	(0.01)
Gain per share on sale of discontinued operations (basic/diluted)	(0.01)	—	0.19	0.03
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic/diluted)	$(0.86)	$(3.33)	$(2.94)	$(5.17)
Weighted average number of shares of common stock:
Basic	96,006,344	77,564,571	89,348,670	76,552,702
Diluted	100,244,453	82,383,931	93,627,456	82,842,990

(1)          The three months ended December 31, 2011 and 2010 include $4,831 and $3,858, respectively, of equity-based compensation expense, respectively.  The twelve months ended December 31, 2011 and 2010 include $11,682 and $16,991, respectively, of equity-based compensation expense.

NorthStar Realty Finance Corp.

Consolidated Balance Sheets

($ in thousands, except share data)

	December 31,	December 31,
	2011	2010

Assets
VIE Financing Structures
Restricted cash	$261,295	$263,314
Operating real estate, net	313,227	—
Real estate securities, available for sale	1,358,282	1,687,793
Real estate debt investments, net	1,631,856	1,668,188
Real estate debt investments, held for sale	—	18,661
Investments in and advances to unconsolidated ventures	60,352	72,536
Receivables, net of allowance of $1,179 in 2011 and $824 in 2010	22,530	26,419
Derivative assets, at fair value	61	42
Deferred costs and intangible assets, net	47,499	—
Assets of properties held for sale	3,198	13,141
Other assets	23,135	15,059
	3,721,435	3,765,153

Non-VIE Financing Structures
Cash and cash equivalents	144,508	125,439
Restricted cash	37,069	46,070
Operating real estate, net	776,222	938,062
Real estate securities, available for sale	115,023	3,261
Real estate debt investments, net	78,726	153,576
Investments in and advances to unconsolidated ventures	33,205	27,456
Receivables, net of allowance of $0 in 2011 and $1,818 in 2010	8,958	5,910
Receivables, related parties	5,979	3,377
Unbilled rent receivable	11,891	10,404
Derivative assets, at fair value	5,674	17
Deferred costs and intangible assets, net	50,885	56,665
Other assets	16,862	16,601
	1,285,002	1,386,838
Total assets	$5,006,437	$5,151,991

Liabilities
VIE Financing Structures
CDO bonds payable	$2,273,907	$2,258,805
Mortgage notes payable	228,525	—
Secured term loan	14,682	14,682
Accounts payable and accrued expenses	15,754	15,668
Escrow deposits payable	52,660	60,163
Derivative liabilities, at fair value	226,481	190,993
Liabilities of properties held for sale	—	131
Other liabilities	55,007	8,654
	2,867,016	2,549,096

Non-VIE Financing Structures
Mortgage notes payable	554,732	803,114
Credit facility	64,259	—
Secured term loan	—	22,199
Exchangeable senior notes	215,853	126,889
Junior subordinated notes, at fair value	157,168	191,250
Accounts payable and accrued expenses	50,868	34,151
Escrow deposits payable	196	548
Derivative liabilities, at fair value	8,193	29,696
Other liabilities	48,538	22,535
	1,099,807	1,230,382
Total liabilities	3,966,823	3,779,478

Contingently redeemable non-controlling interest	—	94,822
Commitments and contingencies
Equity
NorthStar Realty Finance Corp. Stockholders’ Equity
Preferred stock, $250,000 aggregate liquidation preference as of December 31, 2011 and 2010	241,372	241,372
Common stock, $0.01 par value, 500,000,000 shares authorized, 96,044,383 and 78,104,753 shares issued and outstanding at December 31, 2011 and 2010, respectively	960	781
Additional paid-in capital	809,826	723,102
Retained earnings (accumulated deficit)	(8,626)	293,382
Accumulated other comprehensive income (loss)	(36,160)	(36,119)
Total NorthStar Realty Finance Corp. stockholders’ equity	1,007,372	1,222,518
Non-controlling interests	32,242	55,173
Total equity	1,039,614	1,277,691
Total liabilities and equity	$5,006,437	$5,151,991

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of the applicable Securities and Exchange Commission, or SEC, rules.  These include: Funds From Operations and Adjusted Funds From Operations.   NorthStar believes these terms can be useful measures of its performance, which are further defined following the table below.

Funds  from Operations (FFO) and Adjusted Funds from Operations (AFFO) ($ in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Funds from Operations:
Income (loss) from continuing operations	$(80,631)	$(267,298)	$(258,434)	$(391,163)
Non-controlling interests (1)	572	(2,065)	(7,165)	(10,845)
Net income (loss) before non-controlling interest in Operating Partnership	(80,059)	(269,363)	(265,599)	(402,008)

Adjustments:
Preferred stock dividends	(5,231)	(5,231)	(20,925)	(20,925)
Depreciation and amortization	8,786	7,973	41,156	31,466
Funds from discontinued operations	(262)	775	(499)	1,759
Real estate depreciation and amortization, unconsolidated ventures	207	237	853	948
Funds from Operations	(76,559)	(265,609)	(245,014)	(388,760)

Adjusted Funds from Operations:
Funds from Operations	(76,559)	(265,609)	(245,014)	(388,760)
Straight-line rental income, net	(852)	(179)	(2,762)	(1,427)
Straight-line rental income/expense and fair value lease revenue, unconsolidated ventures	1,014	(18)	930	(81)
Amortization of above/below market leases	(235)	(214)	(891)	(905)
Amortization of equity-based compensation	4,831	3,858	11,682	16,991
Unrealized (gain) loss from fair value adjustments	115,512	302,037	385,513	437,691
Unrealized loss from fair value adjustments, unconsolidated ventures	—	—	—	3,357
Gain from acquisitions	(8)	—	(89)	(15,363)
Adjusted Funds from Operations	$43,703	$39,875	$149,369	$51,503

FFO per share of common stock	$(0.76)	$(3.22)	$(2.62)	$(4.69)
AFFO per share of common stock	$0.44	$0.48	$1.60	$0.62

(1)         Amount excludes non-controlling limited partner interests in our operating partnership.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income (loss) (computed in accordance with U.S. GAAP), excluding gains (losses) from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated ventures.  NAREIT recently clarified its computation of FFO to exclude impairment charges on depreciable property owned directly or indirectly.  FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from or adding to FFO:

•                  normalized recurring expenditures that are capitalized by NorthStar and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rental income or expense and fair value lease revenue;

•                  the amortization or accrual of various deferred costs including intangible assets and equity-based compensation;

•                  an adjustment to reverse the effects of acquisition gains or losses; and

•                  an adjustment to reverse the effects of non-cash unrealized gains (losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

Assets Under Management at December 31, 2011 (1)

($ in thousands)

	Amount	%

CRE Debt
First mortgage loans	$1,552,066	22.1%
Mezzanine loans	426,709	6.1%
Credit tenant and term loans	216,868	3.1%
Subordinate mortgage interests	159,289	2.3%
Other (2)	298,693	4.3%
Total CRE debt	2,653,625	37.9%

CRE Securities
CMBS	2,767,828	39.5%
Third-party CDO notes	269,081	3.8%
Other securities	197,236	2.8%
Total CRE securities	3,234,145	46.1%

Net Lease
Core net lease	404,427	5.8%
Healthcare net lease	552,415	7.9%
Total net lease	956,842	13.7%

Subtotal NorthStar	6,844,612	97.7%

Sponsored REITs
NorthStar Real Estate Income Trust (3)	169,365	2.3%
Grand total	$7,013,977	100.0%

(1)         Based on principal amount of CRE debt and security investments and the cost basis of net lease properties. Any real estate owned (either directly or through a joint venture) as a result of foreclosure reflects the principal amount of the loan at time of foreclosure.

(2)         Primarily related to real estate owned (either directly or through a joint venture) as a result of foreclosure.

(3)         Based on consolidated total assets.

N-Star CDOs primarily backed by CRE Debt

($ in thousands)

	N-Star IV	N-Star VI	N-Star VIII	CSE		CapLease
Issue/Acquisition Date	Jun-05	Mar-06	Dec-06	Jul-10		Aug-11	Total
Balance sheet as of December 31, 2011 (1)
Assets, principal amount (2)	$421,377	$485,788	$953,491	$1,119,870		$184,278	$3,164,804
CDO bonds, principal amount (3)	283,720	324,740	585,050	895,381		164,908	2,253,799
Net assets	$137,657	$161,048	$368,441	$224,489		$19,370	$911,005

Principal amount of Original IG rated CDO bonds	$9,750	$26,925	$77,650	$91,529		$—	$205,854
Original below IG rated CDO bonds	—	13,950	59,400	47,450		—	120,800
Total CDO bonds	$9,750	$40,875	$137,050	$138,979		$—	$326,654

Weighted average original credit rating of original IG rated CDO bonds							AA-/Aa3
Weighted average purchase price of original IG rated CDO bonds							30%

CDO quarterly cash distributions and coverage tests (4)

Equity notes and retained original below IG bonds	$1,786	$1,071	$5,303	$8,725		$475	$17,360
Collateral management fees	335	312	974	552		124	2,297

Interest coverage cushion (1)	1,872	1,050	2,869	9,270		397

Overcollateralization cushion (shortfall) (1)	68,293	56,847	119,657	72,495		8,179
At offering	19,808	17,412	42,193	(151,595	)(5)	5,987

(1)   Based on remittance report issued on date nearest to December 31, 2011.

(2)   Includes investments in N-Star issued CDO bonds that are eliminated in consolidation.

(3)   Includes CDO bonds payable to third parties or financed in N-Star CDOs.

(4)   Interest coverage and overcollateralization coverage to the most constrained class.

(5)   Based on trustee report as of June 24, 2010, closest to the date of acquisition.

N-Star CDOs primarily backed by CRE Securities

($ in thousands)

	N-Star I	N-Star II	N-Star III	N-Star V	N-Star VII	N-Star IX
Issue/Acquisition Date	Aug-03	Jul-04	Mar-05	Sep-05	Jun-06	Feb-07	Total
Balance sheet as of December 31, 2011 (1)
Assets, principal amount (2)	$210,182	$203,638	$402,083	$494,060	$679,366	$1,026,009	$3,015,338
CDO bonds, principal amount (3)	171,572	167,647	296,097	339,113	404,567	682,980	2,061,976
Net assets	$38,610	$35,991	$105,986	$154,947	$274,799	$343,029	$953,362

Principal amount of Original IG rated CDO bonds	$9,000	$3,500	$14,187	$24,201	$43,113	$75,980	$169,981
Original below IG rated CDO bonds	14,000	15,000	—	—	16,200	13,040	58,240
Total CDO bonds	$23,000	$18,500	$14,187	$24,201	$59,313	$89,020	$228,221

Weighted average original credit rating of original IG rated CDO bonds							AA-/Aa3
Weighted average purchase price of original IG rated CDO bonds							33%

CDO quarterly cash distributions and coverage tests (4)

Equity notes and retained original below IG bonds	$—	$—	$1,878	$—	$805	$2,629	$5,312
Collateral management fees	75	68	330	135	324	781	1,713

Interest coverage cushion (shortfall) (1)	(659)	(543)	1,933	(1,336)	(292)	1,447

Overcollateralization cushion (shortfall) (1)	(22,580)	(26,832)	4,089	(63,614)	(19,409)	23,603
At offering	8,687	10,944	13,610	12,940	13,966	24,516

(1)   Based on remittance report issued on date nearest to December 31, 2011.

(2)   Includes investments in N-Star issued CDO bonds that are eliminated in consolidation.

(3)   Includes CDO bonds payable to third parties or financed in N-Star CDOs.

(4)   Interest coverage and overcollateralization coverage to the most constrained class.

CMBS Vintages Under Management

($ in thousands)

	Principal Amount	%	Cumulative

1997	$33,408	1.2%	1.2%
1998	43,288	1.6%	2.8%
1999	32,037	1.2%	4.0%
2000	82,454	3.0%	7.0%
2001	78,235	2.8%	9.8%
2002	61,864	2.2%	12.0%
2003	117,665	4.3%	16.3%
2004	304,237	11.0%	27.3%
2005	468,270	16.9%	44.2%
2006	766,956	27.7%	71.9%
2007	502,454	18.2%	90.1%
2008	114,695	4.1%	94.2%
2009	61,254	2.2%	96.4%
2011	101,011	3.6%	100.0%

Total	$2,767,828	100.0%

Credit Rating Distribution of Real Estate Securities Under Management

($ in thousands)

	Principal Amount	%
AAA	$121,826	3.8%
AA	96,063	3.0%
A	155,098	4.8%
BBB	286,960	8.9%
BB	518,903	16.0%
B	434,261	13.4%
CCC	628,735	19.4%
CC	283,999	8.8%
C	211,661	6.5%
Below C	448,401	13.9%
NR	48,238	1.5%
Total (B- / B3)	$3,234,145	100.0%

GAAP Book Value Rollforward

($ in thousands, except per share data)

	Amount	Per Share
Common book value at September 30, 2011, per share	$890,348	$8.88

Net income to common shareholders and non-controlling interest, excluding non-cash fair value adjustments included in net income	29,179	0.29

Fair value adjustments included in net income:
CDO bonds payable	(32,654)	(0.32)
Trust preferred debt	(5,903)	(0.06)
Securities and investments held at fair value	(94,230)	(0.94)
Derivatives	17,274	0.17

Change in other comprehensive income	211	0.00

Equity component of exchangeable senior notes retired	(883)	(0.01)

Common dividends	(12,530)	(0.13)

Accretion (dilution) from additional shares issued during quarter (1)	4,900	0.06
Total net increases/(decreases)	(94,636)	(0.94)

Common book value at December 31, 2011, per share (2)(3)	$795,712	$7.94

(1)	Related to amortization of LTIP shares and issuance of common shares from the Dividend Reinvestment and Stock Purchase Plan.

(2)	Common book value calculated as total stockholder’s equity of $1.0 billion and non-controlling interest in the operating partnership of $30 million less preferred stock of $241 million.

(3)

Cumulative net unrealized adjustments total a positive $430 million ($4.29 per share), loan loss reserves total a negative $188 million ($1.87 per share) and accumulated depreciation and amortization total a negative $163 million ($1.62 per share) as of December 31, 2011. Excluding all unrealized adjustments, loan loss reserves and accumulated depreciation and amortization would result in a $7.14 adjusted book value per share at December 31, 2011.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

				Remaining				Cost basis
Date			Square	Lease	Cost	Existing		less
Acquired	Tenant or Guarantor of Tenant	Location/MSA	Feet	Term (1)	Basis (2)	Debt		Debt

Oct-2004	ALGM Portfolio - Sbarro, Inc. (3)	One property in New York, NY	7,500	1.0	$3,290	$—		$3,290
Nov-2007	Alliance Data Systems Corp.	Columbus, OH	199,112	5.9	33,829	22,937		10,892
Mar-2007	Citigroup, Inc.	Fort Mill, SC/Charlotte	165,000	8.8	34,303	29,862		4,441
Jun-2006	Covance, Inc.	Indianapolis, IN	333,600	14.0	34,519	27,416		7,103
Feb-2007	Credence Systems Corp.	Milpitas, CA/San Jose	178,213	5.2	30,144	21,141		9,003
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (3)	9 properties	467,971	4.1 - 12.7	64,503	46,789		17,714
Sep-2005	Electronic Data Systems Corp.	2 in MI / 1 in CA / 1 in PA	387,842	3.7	62,718	45,416		17,302
Aug-2005	GSA - U.S. Department of Agriculture	Salt Lake City, UT	117,553	0.3	22,851	14,625		8,226
Jun-2007	Landis Logistics / East Penn	Reading, PA	609,000	6.0	26,014	18,366		7,648
Jul-2006	Northrop Grumman Space & Mission Systems Corp.	Aurora, CO/Denver	183,529	3.5	42,400	32,514	(4)	9,886
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.	Rockaway, NJ/ Northern NJ	121,038	3.4 - 5.6	22,221	16,635		5,586
Feb-2006	Quantum Corporation (5)	Colorado Springs, CO	406,207	0.9 - 9.2	27,635	17,593		10,042

Total NRFC NNN Holdings, LLC Portfolio			3,176,565	6.4	$404,427	$293,294		$111,133

(1)       Remaining lease term as of December 31, 2011.  Total represents weighted average based on cost basis.

(2)       Cost basis includes capitalized expenditures since acquisition.

(3)       One ALGM property and six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties are ground lease interests.

(4)       Property is financed via a $32.1 million first mortgage with a third party and a $0.4 million mezzanine loan held by a consolidated NorthStar entity.

(5)       Dollar amounts shown are 50% of total relating to NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended December 31, 2011					Primary Tenant
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service		NOI Less Debt Service	Market Cap (1)		Actual Credit Rating

ALGM Portfolio - Sbarro, Inc.	$233	$233	$—		$233	N/A		not rated
Alliance Data Systems Corp.	582	576	(455)		121	5,407		not rated
Citigroup, Inc.	538	531	(516)		15	76,928		A- / A3
Covance, Inc.	638	632	(522)		110	2,705		not rated
Credence Systems Corp.	688	682	(450)		232	312		not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,321	1,272	(981)		291	4,838		not rated(2)
Electronic Data Systems Corp.	1,508	1,502	(831)		671	13,900		not rated
GSA - U.S. Department of Agriculture	579	426	(305)		121	N/A		implied AAA
Landis Logistics / East Penn	217	91	(309	)(3)	(218)	N/A	(4)	not rated
Northrop Grumman Space & Mission Systems Corp.	846	845	(841)		4	15,612		BBB+/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	468	467	(306)		161	362	(5)	B/B2(6)
Quantum Corporation (50%)	613	599	(335)		264	609		B/B2

Total	$8,231	$7,856	$(5,851)		$2,005

(1) Based on information from Bloomberg at close of market on December 31, 2011 and presented in millions.

(2) Dick’s Sporting Goods, Inc. is not rated by the major credit rating agency’s.  PetSmart, Inc. is rated BB+ by S&P.

(3) Debt service is currently funded from a reserve account made up of an early lease termination fee received from prior tenant, not reflected in this schedule.

(4) Privately-held company, market capitalization information is not publicly disclosed.

(5) Represents purchase price by Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) for Party City in December 2005.  No other recent data is available.

(6) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “expect,” “future,” “will” and “should,” and similar expressions.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from NorthStar’s expectations include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, availability of capital, changes to liquidity, ability to continue to increase or maintain cash flow to support the dividend, ability to pursue available acquisitions and investment opportunities, possible impairments, ability to achieve targeted returns, increases in non-performing loans, capital raising at and performance of NSREIT, ability to realize annualized cash yields, ability to compete effectively for servicing and selling agreements, failure to make new investments as and when anticipated, generally accepted accounting principles and policies and rules applicable to REITs.  Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 and our other filings with the SEC.  Such forward-looking statements speak only as of the date of this press release.  NorthStar expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772